EXHIBIT 5.1

[LATHAM & WATKINS LLP]

January 13, 2004

dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92081

  Re:
  Registration Statement on Form S-3 of dj Orthopedics, Inc.

Ladies and Gentlemen:

        In connection with the registration statement on Form S-3 (File No. 333-111465) filed on December 23, 2003, as amended by Amendment No. 1 on Form S-3 (collectively, the "Registration Statement") to be filed by dj Orthopedics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion set forth below.

        You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to (i) $85,000,000 aggregate offering price of shares of common stock, par value $0.01 per share (the "Common Stock"), that will be sold by the Company (the "Company Shares"), and (ii) up to 5,000,000 shares of Common Stock that will be sold by certain stockholders of the Company named in the Prospectus (the "Selling Stockholders Shares," and, together with the Company Shares, the "Shares").

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed and that the terms of each issuance of the Shares will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, a certificate of an officer of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within the state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for the Company Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under its Amended and Restated Certificate of Incorporation, as amended, and (iii) such shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Company Shares will be validly issued, fully paid and nonassessable.

        2.     The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus included therein.

                      Very truly yours,

                      /s/  LATHAM & WATKINS LLP